As filed with the Securities and Exchange Commission on July 17, 2015

Registration No. 33-48110

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE MEN’S WEARHOUSE, INC.

(Exact name of registrant as specified in its charter)

Texas	74-1790172
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

6380 Rogerdale Road
Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Incentive Stock Option Plan for The Men’s Wearhouse, Inc.

(Full title of the plan)

Jon W. Kimmins

6380 Rogerdale Road

Houston, Texas 77072

(Name and address of agent for service)

(281) 776-7000

(Telephone number, including area code, of agent for service)

with a copy to:

Steven A. Seidman

Laura L. Delanoy

Willkie Farr & Gallagher L.L.P.

787 Seventh Avenue

New York, New York

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 33-48110) filed on September 10, 1992 (the “Registration Statement”), pertaining to the shares of The Men’s Wearhouse, Inc. (the “Company”) of shares of the Company’s common stock, par value $0.01 per share, sold by George Zimmer, as selling shareholder.  Pursuant to the Registrant’s undertaking in Part II Item 9 of the Registrant Statement, the undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement which remain unsold, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 2 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on July 17, 2015.

THE MEN’S WEARHOUSE, INC.

By:	/s/ JON W. KIMMINS
Jon W. Kimmins
Executive Vice President, Chief Financial Officer, Treasurer and Principal Financial Officer